Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

(as of March 23, 2018)

Name of Entity	Jurisdiction of Incorporation/Organization
DC Financial, LLC	Tennessee
Dolgencorp, LLC (f/k/a Dolgencorp, Inc.) (d/b/a Dolgen, LLC in Virginia and New Jersey)	Kentucky
DG Louisiana, LLC(1)	Tennessee
Dolgen I, Inc.	Tennessee
Dolgen II, Inc.	Tennessee
Dollar General I (HK) Limited(2)	Hong Kong
Dollar General II (HK) Limited(2)	Hong Kong
Dolgen V(3)	People’s Republic of China
Dollar General Global Sourcing Holdings Limited(4)	Hong Kong
Dollar General Global Sourcing (Shenzhen) Co. Ltd.(5)	People’s Republic of China
Dolgen III, Inc.	Tennessee
DG eCommerce, LLC (f/k/a Strategic V, LLC)	Tennessee
DG Strategic II, LLC	Tennessee
DG Strategic VI, LLC	Tennessee
Dollar General Partners(6)	Kentucky
DG Promotions, Inc. (f/k/a Nations Title Company, Inc.)	Tennessee
DG Strategic I, LLC(7)	Tennessee
Dolgencorp of Texas, Inc.(8)	Kentucky
DG Product Services, LLC(9)	Tennessee
DG Retail, LLC(9)	Tennessee
Dolgen California, LLC (f/k/a DG Strategic IV, LLC)(9)	Tennessee
Dolgen Midwest, LLC (f/k/a DG Strategic III, LLC)(9)	Tennessee
Dolgen New York, LLC(9)	Kentucky
Dolgen Rhode Island, LLC(9)	Tennessee
DG Strategic VII, LLC	Tennessee
DG Distribution of Texas, LLC (f/k/a DG Strategic VIII, LLC)	Tennessee
DG Transportation, Inc.	Tennessee
DG Logistics, LLC(10)	Tennessee
South Boston Holdings, Inc.	Delaware
Sun-Dollar, L.P.(11)	California
South Boston FF&E, LLC(12)	Delaware
Ashley River Insurance Company, Inc.	Tennessee
DGC Holdings, LLC	Delaware
Dollar General Global Sourcing Limited(13)	Hong Kong
Dollar General Literacy Foundation(14)	Tennessee
Retail Property Investments, LLC	Delaware
Retail Risk Solutions, LLC	Tennessee
DG Distribution Midwest, LLC	Tennessee
DG Distribution Northeast, LLC	Tennessee
DG Distribution Southeast, LLC	Tennessee
Dolgen NW, LLC	Tennessee

(1)	A limited liability company in which Dolgencorp, LLC is the sole member.
(2)	A corporation (settlor and beneficiary of Dolgen V) in which the sole shareholder is Dolgen II, Inc.
(3)

A  People’s Republic of China business trust in which Dollar General I (HK) Limited is settlor and beneficiary, Dollar General II (HK) Limited is also a settlor and beneficiary, and Dollar General Global Sourcing Holdings Limited is the trustee.

(4)	A corporation (trustee for Dolgen V) in which the sole shareholder is Dolgen II, Inc.
(5)	A People’s Republic of China limited liability company in which Dollar General Global Sourcing Holdings Limited is sole investor, as trustee, on behalf of Dolgen V, the trust.
(6)	A general partnership in which the general partners are DG Strategic VI, LLC and DG Promotions, Inc.
(7)	A limited liability company in which DG Promotions, Inc. is the sole member.
(8)	A corporation in which the sole shareholder is DG Strategic I, LLC.
(9)	A limited liability company in which Dolgencorp of Texas, Inc. is the sole member.
(10)	A limited liability company in which DG Transportation, Inc. is the sole member.
(11)	A limited partnership in which the general partner is South Boston Holdings, Inc. and the limited partner is Dollar General Corporation.
(12)	A limited liability company in which Sun-Dollar, L.P. is the sole member.
(13)	A corporation in which the sole shareholder is Dollar General Corporation.
(14)	A nonprofit, public benefit membership corporation in which Dollar General Corporation is the sole member.